UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 24, 2008

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective as of December 22, 2008, The Shaw Group Inc., a Louisiana corporation (the "Company"), through its Board of Directors, appointed Gary P. Graphia as the Company’s Executive Vice President and Chief Operating Officer. Mr. Graphia was previously serving as the Company’s Executive Vice President, Corporate Development and Strategy. A copy of the press release dated December 23, 2008, announcing this matter is attached to this Current Report on Form 8-K as Exhibit 99.1.

In connection with his appointment as Executive Vice President and Chief Operating Officer, Mr. Graphia and the Company entered into an Amended and Restated Employment Agreement dated December 22, 2008 (the "Graphia Agreement"), which amends and restates in its entirety Mr. Graphia’s existing employment agreement with the Company dated October 14, 2005, as amended by First Amendment dated May 7, 2007. The Graphia Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The following is a summary of the terms and conditions contained in the Graphia Agreement that are material to the Company; provided that the following summary is qualified in its entirety by the terms and provisions of the Graphia Agreement that is filed herewith, which is incorporated herein by reference. All capitalized terms used herein that are not otherwise defined have the meanings ascribed to them in the Graphia Agreement.

• Effective Date – December 22, 2008;
• Term – Three years; provided that the term automatically renews each day for three years so that on any given day, the remaining term of such agreement is three years. Notwithstanding the foregoing, the Company or Mr. Graphia may give written notice at any time that the agreement will not be further renewed from and after a subsequent date specified in the notice, in which event the term of the agreement shall become fixed and the agreement shall terminate on the third anniversary of the fixed term date;
• Base Compensation – Present Base Compensation of $850,000 per year, subject to increase, but not decrease without Mr. Graphia’s consent;
• Annual Bonus – Annual participation in the Company’s management incentive plan, with an initial target bonus equal to 100% of Base Compensation;
• Long Term Incentives – Participation in the Company’s discretionary long term incentive program;
• Benefits – Four weeks paid vacation, which may be carried forward (upon termination of employment for any reason, Mr. Graphia will be paid any unused vacation time at his then current Base Compensation rate). Subject to the eligibility requirements with respect to each of such benefit plans or programs, participation in (i) the various employee benefit plans or programs provided to the employees of the Company in general, including, but not limited to, health (including ExecuCare), dental, disability, accident and life insurance plans and 401(k) plans and (ii) the Company’s Flexible Perquisites Plan, which provides Mr. Graphia an amount equal to 4% of his Base Compensation in each calendar year in lieu of customary perquisite benefits;
• Additional Grant of Long Term Incentives – On the Effective Date, Mr. Graphia was granted long term incentives with an aggregate value of $525,000, divided equally between option shares (or stock appreciation rights) and restricted shares (or restricted share units) and will vest in annual installments of 25% each, with full vesting after four years. The exercise price of the option shares (or share appreciation rights) will be the closing price of a share of the Company’s common stock on the first business day of January, 2009;
• Retention Bonus – As additional consideration for Mr. Graphia’s entry into the Graphia Agreement (particularly the related Nonsolicitation and Noncompete Agreement (discussed below)), the Company will pay to Mr. Graphia a retention amount (the "Retention Amount") equal to $1,000,000, payable as follows: (i) $333,334, not later than 15 days after execution of the Graphia Agreement, (ii) $333,333, on the first anniversary of the Effective Date and (iii) $333,333, on the second anniversary of the Effective Date. Should Mr. Graphia voluntarily terminate his employment with the Company (other than for Good Reason) or is terminated for Misconduct prior to the completion of 12 months of continuous employment in any of the first three contract years commencing on the Effective Date, he must repay to the Company the pro rata portion of the Retention Amount paid to him on or before his employment termination and has to forfeit all rights to any unpaid portion of the Retention Amount.
• Severance in the Event Mr. Graphia Resigns with Good Reason or is Terminated by the Company for any Reason other than Misconduct or Disability – In the event that Mr. Graphia resigns for Good Reason, resigns in the event of a Corporate Change (but only if Mr. Graphia gives the Company notice of his intent to resign within 90 days following such Corporate Change) or is terminated by the Company for any reason other than his Misconduct or Disability, the following will occur:
• Cash Payment – the Company shall pay Mr. Graphia not later than 15 days after the Date of Termination (i) a lump sum amount, in cash, equal to the product of (1) the sum of (a) his Base Compensation as in effect immediately prior to the Date of Termination, plus (b) his highest bonus paid by the Company during the three years immediately prior to the Date of Termination, multiplied by (2) the remaining portion of the term, (ii) the remaining unpaid portion (if any) of the Retention Amount, and (iii) a lump sum amount, in cash, equal to the cost for Mr. Graphia to obtain, for the period commencing on the Date of Termination and ending on the earlier to occur of (1) the last day of the remaining portion of the Term and (2) the fixed term date (if any), disability, accident, dental and health insurance benefits ("Welfare Benefits") covering him (and, as applicable, his spouse and dependents) that are substantially similar to those that he (and his spouse and dependents) were receiving immediately prior to the Date of Termination.
• Long Term Incentives – Mr. Graphia shall become immediately and totally vested in any and all Long Term Incentives (as defined below) granted to Mr. Graphia by the Company prior to the Date of Termination (which Long Term Incentives remain subject to, and must thereafter be exercised in accordance with, any plans governing such Long Term Incentives).
• Severance in the Event Mr. Graphia Resigns other than for Good Reason – In the event that Mr. Graphia resigns, except in the case of resignation for Good Reason, Mr. Graphia shall be entitled to no further compensation other than payment of any Base Compensation and general benefits accrued and unpaid on the Date of Termination plus the retention of any and all option shares, restricted shares or units or other similar awards granted to him by the Company under any long term incentive plan duly adopted by the Board ("Long Term Incentives") that have vested or become exercisable on or before the Date of Termination (which Long Term Incentives remain subject to, and must be exercised in accordance with, any plans governing such Long Term Incentives);
• Termination Because of Misconduct – In the event Mr. Graphia is terminated because of Misconduct, the Company shall have no obligations pursuant to the Graphia Agreement after the Date of Termination other than the payment of any unpaid Base Compensation and general benefits accrued through the Date of Termination.
• Termination in the Event of Death – If Mr. Graphia’s employment is terminated due to his death, the Company shall pay to Mr. Graphia’s surviving spouse or estate not later than 30 days after his death (i) any Base Compensation and general benefits accrued and unpaid as of the date of his death, (ii) a lump sum amount, in cash, equal to one year of his Base Compensation, (iii) the remaining unpaid portion (if any) of the Retention Amount and (iv) a lump sum amount, in cash, equal to the cost to obtain one year of paid group health and dental insurance benefits covering Mr. Graphia’s spouse and dependents that are substantially similar to those that his surviving spouse and dependents were receiving immediately prior to his death. In addition, Mr. Graphia will become immediately and totally vested in any and all Long Term Incentives granted to him by the Company prior to the Date of Termination that have not previously vested in full (which Long Term Incentives remain subject to, and must thereafter be exercised in accordance with, any plans governing such Long Term Incentives). After all payments, benefits and vesting of Long Term Incentives have been paid or performed, the Graphia Agreement will terminate, and the Company shall have no obligations to Mr. Graphia’s spouse and dependents or his legal representatives with respect to the Graphia Agreement.
• Termination in the Event of Disability – If Mr. Graphia is terminated pursuant due to Disability, he will not be entitled to further compensation, except that (i) the Company shall (1) for the 12 month period beginning with the Date of Termination, pay to Mr. Graphia monthly the amount by which his monthly Base Compensation as in effect immediately prior to the Date of Termination exceeds the monthly benefit received by him pursuant to any disability insurance covering him, (2) not later than 15 days after the Date of Termination, pay to Mr. Graphia a lump sum amount, in cash, equal to the cost for him to obtain, for the period commencing on the Date of Termination and ending on the earlier to occur of (a) the date that is 18 months following the Date of Termination and (b) the fixed term date (if any), health and dental insurance benefits covering him and his spouse and dependents that are substantially similar to those that he (and his spouse and dependents) were receiving immediately prior to the Date of Termination; (ii) the Company shall pay to Mr. Graphia, not later than 15 days after the Date of Termination, a lump sum amount, in cash, equal to the remaining unpaid portion (if any) of the Retention Amount; and (iii) Mr. Graphia shall become immediately and totally vested in any and all Long Term Incentives granted to him by the Company prior to the Date of Termination (which Long Term Incentives remain subject to, and must be exercised in accordance with, any plans governing such Long Term Incentives).
• Nonsolicitation and Noncompete Agreement – Mr. Graphia also entered into a Nonsolicitation and Noncompete Agreement in favor of the Company, which is attached as Exhibit A to the Graphia Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Amended and Restated Employment Agreement dated as of December 22, 2008, by and between The Shaw Group Inc. and Gary P. Graphia.
99.1 Press release dated December 23, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

December 24, 2008	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	10.1 Amended and Restated Employment Agreement dated as of December 22, 2008, by and between The Shaw Group Inc. and Gary P. Graphia.
99.1	Press release dated December 23, 2008.